Exhibit 21

List of Subsidiaries

ENTITY NAME	COUNTRY
DIXIE METALS COMPANY	United States
EXIDE DELAWARE, LLC	United States
EXIDE ILLINOIS, INC.	United States
EXIDE U.S. FUNDING CORPORATION	United States
GNB BATTERY TECHNOLOGIES JAPAN, INC.	United States
REFINED METALS CORPORATION	United States
RBD LIQUIDATION, LLC	United States
DETA-DOUGLAS BATTERIES, LLC	United States
EH INTERNATIONAL, LLC	United States
EXIBATT, S. DE R.L. DE C.V.	Mexico
EXIDE GLOBAL HOLDING NETHERLANDS C.V.	Netherlands
EXIDE HOLDING NETHERLANDS B.V.	Netherlands
EXIDE HOLDING EUROPE SA (EHE)	France
EXIDE TRANSPORTATION HOLDING EUROPE, S.L.	Spain
EXIDE TECHNOLOGIES HOLDING, B.V.	Netherlands
EXIDE SONNAK A/S	Norway
ANKER DEFENSE A/S	Norway
TUDOR AB	Sweden
CMP BATTERIER AB	Sweden
EXIDE DENMARK AS	Denmark
EXIDE BATTERIEWERKE GmbH	Austria
EXIDE BATTERRIER, AB	Sweden
EXIDE OY	Finland
CHLORIDE MOTIVE POWER IBERICA, S.L.	Spain
SOCIEDAD ESPANOLA DEL A CUMULADOR TUDOR, SA (TUDOR)	Spain
TUDOR ELECTRONICA, S.L.	Spain
OXIVOLT, S.L.	Spain
TUDOR HELLENIC, S.A.	Greece
SOCIEDADE PORTUGUESA do ACUMULADOR TUDOR, S.A	Portugal
SONALUR—SOCIEDADE NACIONAL de METALURGIA, Lda.	Portugal
RENOVACION URBANA, LDA	Portugal
EXIDE BATTERIES LIMITED	United Kingdom
EXIDE HOLDINGS LIMITED	United Kingdom
EXIDE (DAGENHAM) LIMITED	United Kingdom
GEMALA IRELAND HOLDINGS LIMITED	United Kingdom
GEMALA IRELAND COMPANY LIMITED	Ireland
EXIDE BATTERIES IRELAND LIMITED	Ireland
ALL BATTERIES LIMITED	Ireland
GEMALA DISTRIBUTORS LIMITED	Ireland
GEMALA IGNITION COMPANY LIMITED	Ireland
BIG FRANCE SARL	France
BIG BATTERIES LIMITED	United Kingdom
BIG BATTERIES DISTRIBUTION LIMITED	United Kingdom
FULMEN (UK) LIMITED	United Kingdom
NORD GROUP LIMITED	United Kingdom
NATIONAL BATTERY DISTRIBUTION LTD.	United Kingdom
M B D NATIONAL LIMITED	United Kingdom
CENTRA SPOLKA AKCYJNA (CENTRA SA)	Poland

ENTITY NAME	COUNTRY
DETA POLSKA SPOLKA AKCYJNA	Poland
POLESSKIE AKKUMULATORY LTD	Belarus
EXIDE SLOVAKIA S.R.O.	Slovakia
CEAC, COMPAGNIE EUROPEENE D’ACCUMULATEURS, SAS (CEAc)	France
LILLE ASSEMBLAGE BATTERIE ETANCHE (LABE), S.A.R.L. (LABE)	France
LILLE BATTERIE SERVICE (LBS), S.A.R.L. (LBS)	France
EXIDE TECHNOLOGIES NEDERLAND, BV	Netherlands
MERCOLEC TUDOR, BV	Netherlands
EXIDE EUROPE FUNDING LIMITED	Jersey
EXIDE LENDING LIMITED	Jersey
INCI EXIDE AKU SAN AS	Turkey
EXINCO AKU VE OTOMOTIV SAN. LTD. STI.	Turkey
EXIDE AUTOMOTIVE SA	Belgium
CMP BATTERIJEN NV	Belgium
DEUTSCHE EXIDE GMBH	Germany
HAGEN BATTERIE AG	Germany
UNTERSTUTZUNGSKASSE DER HAGEN BATTERIE IN SOEST AG	Germany
AIM MUNCHEN GMBH	Germany
DETA BATTERIJEN BV	Netherlands
OEB TRAKTIONSBATTERIEN AG	Switzerland
EXIDE ITALIA S.R.L.	Italy
INDUSTRIA COMPOSIZIONI STAMPATE, SpA	Italy
GNB TECHNOLOGIES LIMITED	England and Wales
EURO EXIDE CORPORATION LIMITED	United Kingdom
CMP BATTERIES LTD.	United Kingdom
DETA UK LIMITED	United Kingdom
CMP BATTERIES PENSIONS LIMITED	United Kingdom
TS BATTERIES LIMITED	United Kingdom
SPITFIRE BATTERIES LTD	United Kingdom
OHE LIMITED	United Kingdom
FRIWO BATTERIES LIMITED	United Kingdom
TUDOR INDIA LIMITED	India
EV INDIA LTD	India
1036058 ONTARIO INC.	Canada
EXIDE CANADA INC.	Canada
EXIDE HOLDING ASIA PTE LIMITED	Singapore
GNB TECHNOLOGIES (INDIA) PRIVATE LIMITED	India
EXIDE SINGAPORE PTE LIMITED	Singapore
EXIDE AUSTRALIA PTY LIMITED	Australia
EXIDE TECHNOLOGIES LIMITED	New Zealand
GNB TECHNOLOGIES (CHINA) LIMITED	Hong Kong
GNB TECHNOLOGIES (SHENZHEN) LIMITED	PR China
EXIDE TECHNOLOGIES (SHANGHAI) COMPANY LIMITED	PR China
EXIDE MANX LIMITED	Isle of Man
EXIDE AL DOBOWI (Operating in United Arab Emerites)	Isle of Man